As filed with the Securities and Exchange Commission on January 28, 2005

Registration No.: 333-__________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RTI INTERNATIONAL METALS, INC.

(Exact name of Registrant as specified in its charter)

Ohio	54-1163725
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1000 Warren Avenue
Niles, Ohio 44446
(Address of Principal Executive Offices, including zip code)

RTI International Metals, Inc. 2004 Stock Plan

(Full title of the plan)

Timothy G. Rupert	Copies to:
President & Chief Executive Officer
RTI International Metals, Inc.	Dawne S. Hickton, Esq.	Richard D. Rose, Esq.
1000 Warren Avenue	Vice President & General Counsel	Buchanan Ingersoll PC
Niles, OH 44446	RTI International Metals, Inc.	One Oxford Centre
(330) 544-7622	1000 Warren Avenue	301 Grant Street, 20th Floor
(Name and address, including zip code, and	Niles, OH 44446	Pittsburgh, PA 15219-1410
telephone number of agent for service)	(330) 544-7622	(412) 562-8800

CALCULATION OF REGISTRATION FEE

	Amount to be	Proposed Maximum	Proposed Maximum	Amount of
Title of Securities	Registered	Offering Price Per	Aggregate Offering	Registration
to be Registered		Share	Price	Fee
Common Stock, par value $0.01	2,500,000(1)(2)	$20.24(3)	$50,600,000.00	$5,955.62(4)

(1)      Includes Preferred Stock Purchase Rights. Prior to the occurrence of certain events, such rights will not be exercisable or evidenced separately from the Common Stock.
(2)      If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered by this registration statement changes, the provisions of Rule 416 under the Act shall apply to this registration statement, and this registration statement shall be deemed to cover the additional securities resulting from the split of, or the dividend on, the securities covered by this registration statement.
(3)      Pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended (the “Act”), and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is based on the average of the high and low sales prices of the Common Stock on the New York Stock Exchange on January 21, 2005.
(4)      Calculated pursuant to Section 6(b) of the Act.

The Exhibit Index for this registration statement is at page 7.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Act”). Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as a part of this registration statement or as a prospectus or prospectus supplement pursuant to Rule 424.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents have been filed with the Commission by RTI International Metals, Inc. (the “Company”), and are incorporated herein by reference and made a part hereof:

     (a)      The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed with the Commission on March 8, 2004, as amended by Amendment No. 1 thereto on Form 10-K/A, filed with the Commission on June 28, 2004 (the “Latest Annual Report”).

     (b)      The following reports filed with the Commission since the end of the fiscal year covered by the Latest Annual Report:

¡	The Company’s Current Report on Form 8-K for the event dated January 26, 2004, filed with the Commission on January 27, 2004, as amended by the Current Report on Form 8-K/A filed with the Commission on May 25, 2004.

¡	The Company’s Current Report on Form 8-K for the event dated April 19, 2004, filed with the Commission on April 19, 2004.

¡	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004, filed with the Commission on May 7, 2004.

¡	The Company’s Current Report on Form 8-K for the event dated April 26, 2004, filed with the Commission on May 25, 2004.

¡	The Company’s Current Report on Form 8-K for the event dated June 6, 2004, filed with the Commission on June 4, 2004.

¡	The Company’s Current Report on Form 8-K for the event dated July 26, 2004, filed with the Commission on July 27, 2004, as amended by the Current Report on Form 8-K/A filed with the Commission on July 28, 2004.

¡	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004, filed with the Commission on August 9, 2004.

¡	The Company’s Current Report on Form 8-K for the event dated September 28, 2004, filed with the Commission on September 30, 2004.

¡	The Company’s Current Report on Form 8-K for the event dated October 1, 2004, filed with the Commission on October 4, 2004, as amended by the Current Report on Form 8-K/A filed with the Commission on November 23, 2004.

¡	The Company’s Current Report on Form 8-K for the event dated October 25, 2004, filed with the Commission on October 26, 2004.

¡	The Company’s Current Report on Form 8-K for the event dated October 26, 2004 filed with the Commission on November 1, 2004.

¡	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004, filed with the Commission on November 9, 2004.

¡	The Company’s Current Report on Form 8-K for the event dated December 1, 2004, filed with the Commission on December 9, 2004.

     (c)      The description of the Company’s Common Stock contained in the Company’s registration statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the Commission on August 21, 1998, including any amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered pursuant to this registration statement have been sold or that deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

     Not applicable. See subsection (c) to Item 3 above.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Officers and Directors.

     The Company’s Code of Regulations effectively provide that the Company, to the full extent permitted by Section 1701.13 of the Ohio Revised Code, as amended from time to time (“Section 1701.13”), shall indemnify all directors and officers of the Company and may indemnify all employees, representatives and other persons as permitted pursuant thereto.

     Section 1701.13 of the Ohio Revised Code permits a corporation to indemnify its officers, directors and employees (other than in certain cases involving bad faith, negligence or misconduct) from and against any and all claims and liabilities to which he or she may become subject by reason of his or her position, or acts or commissions in such position, including reasonable costs of defense and settlements (except in connection with shareholder derivative suits, where indemnification is limited to the costs of defense). Ohio law also permits corporations to provide broader indemnification than that provided by statute.

     The Company maintains insurance against liabilities under the Act for the benefit of its officers and directors.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Articles of the Company, effective April 29, 1999 incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999 filed with the Commission on May 14, 1999

4.2	Code of Regulations of the Company incorporated by reference to Exhibit 3.3 of the Company’s registration statement on Form S-4 (Registration No. 333-61935) filed with the Commission on August 20, 1998

5.1	Opinion of Buchanan Ingersoll PC regarding legality of the securities being registered*

10.1	RTI International Metals, Inc. 2004 Stock Plan*

Exhibit No.	Description

23.1	Independent Auditors’ Consent*

23.2	Consent of Buchanan Ingersoll PC (included in its opinion filed as Exhibit 5.1 hereto)

*	Filed herewith

Item 9. Undertakings.

     The Company hereby undertakes:

     (a)      (1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i)      to include any prospectus required by Section 10(a)(3) of the Act;

                         (ii)      to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

                         (iii)      to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant with or furnished to the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               (2)      That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)      That, for purposes of determining any liability under the Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)      Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions,

or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Niles, State of Ohio, on this 28th day of January, 2005.

RTI INTERNATIONAL METALS, INC.
By:	/S/ TIMOTHY G. RUPERT
Timothy G. Rupert,
President, and Chief Executive Officer

[power of attorney and additional signatures follow]

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy G. Rupert and Lawrence W. Jacobs and Dawne S. Hickton and each of them, either of whom may act without joinder of the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 28th day of January, 2005.

SIGNATURE	TITLE

/S/ TIMOTHY G. RUPERT
Director, President and Chief Executive Officer (Principal Executive Officer)
Timothy G. Rupert

/S/ LAWRENCE W. JACOBS
Director, Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
Lawrence W. Jacobs

/S/ JOHN H. ODLE
Director and Executive Vice President
John H. Odle

/S/ CRAIG R. ANDERSSON
Director
Craig R. Andersson

/S/ NEIL A. ARMSTRONG
Director
Neil A. Armstrong

/S/ DANIEL I. BOOKER
Director
Daniel I. Booker

/S/ DONALD P. FUSILLI, JR.
Director
Donald P. Fusilli, Jr.

/S/ RONALD L. GALLATIN
Director
Ronald L. Gallatin

/S/ CHARLES C. GEDEON
Director
Charles C. Gedeon

/S/ ROBERT M. HERNANDEZ
Director
Robert M. Hernandez

/S/ EDITH E. HOLIDAY
Director
Edith E. Holiday

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Articles of the Company, effective April 29, 1999 incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10 Q for the quarterly period ended March 31, 1999 filed with the Commission on May 14, 1999

4.2	Code of Regulations of the Company incorporated by reference to Exhibit 3.3 of the Company’s registration statement on Form S-4 (Registration No. 333-61935) filed with the Commission on August 20, 1998

5.1	Opinion of Buchanan Ingersoll PC regarding legality of the securities being registered*

10.1	RTI International Metals, Inc. 2004 Stock Plan*

23.1	Independent Auditors’ Consent*

23.2	Consent of Buchanan Ingersoll PC (included in its opinion filed as Exhibit 5.1 hereto)

*	Filed herewith